UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023 (June 29, 2023)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Offering of Series 1B Convertible Preferred Stock

On June 29, 2023, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (“Series 1B SPA”) with accredited investors (“Investors”), for the private placement of $900,000 of the Company’s newly designated Series 1B Convertible Preferred Stock (“Series 1B Preferred Stock”).

The Series 1B SPA contains customary representations and warranties and agreements and obligations of the parties.

The Company will sell 900 shares of Series 1B Preferred Stock to the Investors in exchange for $900,000 of gross proceeds at the closing under the Series 1B SPA.

The proceeds of the offering of Series 1B Preferred Stock will be used for the Company’s general corporate purposes.

Terms of the Series 1B Preferred Stock

The Company has filed a Certificate of Designations of Preferences, Rights and Limitations of Series 1B Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designation provides that the Series 1B Preferred Stock ranks senior to the common stock with respect to dividends and rights upon liquidation.

Voting Rights

Except as otherwise specifically provided in the Certificate of Designation or as otherwise required by law, the Series 1B Preferred Stock shall have no voting rights. However, as long as any shares of Series 1B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series 1B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series 1B Preferred Stock or alter or amend the Certificate of Designation, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series 1B Preferred Stock, (c) increase the number of authorized shares of Series 1B Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividends

Holders of the Series 1B Preferred Stock will not be entitled to any fixed rate of dividends. If the Company pays a dividend or otherwise makes a distribution or distributions payable on shares of common stock, then the Company shall pay such dividend or make such distribution to the holders of the Series 1B Preferred Stock in such amounts as each share of Series 1B Preferred Stock would have been entitled to receive if such share of Series 1B Preferred Stock was converted into shares of common stock at the time of payment of such stock dividend or distribution.

Conversion Rights

Shares of the Series 1B Preferred Stock will be convertible at the option of the holder into common stock at an initial conversion price of equal to $0.14 per share.

The conversion price for the Series 1B Preferred Stock is subject to adjustment on the earliest of the date that (a) a resale registration statement relating to the shares of common stock underlying the Series 1B Preferred Stock has been declared effective by the SEC, (b) all of such underlying shares of common stock have been sold pursuant to SEC Rule 144 or may be sold pursuant to SEC Rule 144 without volume or manner-of-sale restrictions, (c) the one year anniversary of the closing provided that a holder of such underlying shares is not an affiliate of the Company or (d) all of such underlying shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions (such earliest date, the “Reset Date”).

On the Reset Date, the conversion price shall be equal to the lower of (i) $0.14 and (ii) 90% of the lowest VWAP for the Company’s common stock out of the 10 trading days commencing 5 trading days immediately prior to the Reset Date, provided that the conversion price may not be adjusted to less than $0.028 per share.

An Investor (together with its affiliates) may not convert any portion of such Investor’s Series 1B Preferred Stock to the extent that the holder would beneficially own more than 4.99% of the Company’s outstanding shares of common stock after conversion, except that upon at least 61 days’ prior notice from the Investor to the Company, the Investor may increase the maximum amount of its beneficial ownership of outstanding shares of the Company’s Common Stock after converting the holder’s Series 1B Preferred Stock up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series 1B Preferred Stock.

Until the Company has obtained approval of its stockholders in compliance with Nasdaq Listing Rule 5635(d), the Company may not issue, upon conversion of the Series 1B Preferred Stock, a number of shares of common stock which, when aggregated with any shares of common stock issued on or after the original issue date of the Series 1B Preferred and prior to such conversion date in connection with any conversion of Series 1B Preferred Stock, would exceed 19.99% of the Company’s currently issued and outstanding shares of common stock.

Redemption

There is no scheduled or mandatory redemption for the Series 1B Preferred Stock. There is no redemption for the Series 1B Preferred Stock exercisable (i) at the option of the Investor, or (ii) at the option of the Company.

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series 1B Preferred Stock will be entitled to be paid out of our assets, prior to the holders of our common stock, an amount equal to $1,000 per share plus any accrued but unpaid dividends (if any) thereon.

* * * * * * * * * *

The foregoing description of the Series 1B SPA and the Certificate of Designation is a summary and is qualified in its entirety by reference to the documents attached hereto as Exhibits 10.1 and 3.1, which documents are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	3.1	Form of Series 1B Preferred Stock Certificate of Designation
	10.1	Form of Series 1B Preferred Stock Purchase Agreement dated June 29, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 30, 2023	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer